Exhibit 32
JPMorgan Chase & Co.
CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350, AS ADOPTED
PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002
In connection with the Annual Report of JPMorgan Chase & Co. on Form 10-K for the period ended December 31, 2008 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), each of the undersigned officers of JPMorgan Chase & Co., certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:
1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of JPMorgan Chase & Co.

Date: March 2, 2009	By:	/s/ James Dimon
James Dimon
Chairman and Chief Executive Officer

Date: March 2, 2009	By:	/s/ Michael J. Cavanagh
Michael J. Cavanagh
Executive Vice President and Chief Financial Officer

This certification accompanies this Form 10-K and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, or otherwise subject to the liability of that Section.
A signed original of this written statement required by Section 906 has been provided to, and will be retained by, JPMorgan Chase & Co. and furnished to the Securities and Exchange Commission or its staff upon request.

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